Exhibit 23.06



The Board of Directors
Hi-Q Wason,, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.



                                        KPMG Certified Public Accountants


Taipei, Taiwan
September 8, 1999